UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2003

VIVUS, INC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23490 (Commission File Number)	94–3136179 (I.R.S. Employer Identification No.)

1172 Castro Street
Mountain View, California 94040

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(650) 934–5200

Item 5.    Other Events.

On May 23, 2003, the Registrant completed a private placement of shares of its common stock raising aggregate gross proceeds of $17.5 million. In connection with the private placement, the Registrant issued 4,375,000 shares of its common stock at $4.00 per share. The purchase price of $4.00 per share was based on an approximate  9% discount to the 5-day trailing average ended May  21, 2003. The Registrant has agreed to file a registration statement covering resales of these shares.

The foregoing matters are further described in the press release issued by the Registrant on May  28, 2003, a copy of which is filed herewith as Exhibit  99.1 and incorporated herein by reference. The private placement of the shares of common stock was made pursuant to a Common Stock Purchase Agreement entered into between the Registrant and the investors, a copy of which is filed herewith as Exhibit  99.2.

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

	99.1	Press Release of VIVUS, Inc. dated May 28, 2003 regarding private placement of shares of common stock.

	99.2	Form Common Stock Purchase Agreement, dated May 23, 2003 between the Company and the Purchasers a signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2003

VIVUS, INC. a Delaware corporation

/s/ Richard Walliser Richard Walliser Vice President and Chief Financial Officer
/s/ Leland F. Wilson Leland F. Wilson President and Chief Executive Officer

VIVUS, INC.
EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant dated May 28, 2003

99.2	Common Stock Purchase Agreement, dated May 23, 2003